Exhibit 10.11

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of __________ (the “Effective Date”), between Smart for Life, Inc., a Nevada corporation (the “Company”), and ________ (the “Holder” and, together with the Company, the “Parties”).

RECITALS

A. The Holder is the record and beneficial owner of the ______________, dated _______, in the original principal amount of $________ (the “Note”). The Parties agree that the outstanding principal amount, plus accrued but unpaid interest to the date hereof, is $_____________.

B. The Company desires to reduce its debt load in order to improve its balance sheet, increase its stockholders’ equity and to enhance its ability to secure additional financing and the Holder understands that it is in the Company’s best interests for the Company to cancel [a portion of] the Note in exchange for equity in the Company.

C. The Parties desire to cancel $_____ of the Note (the “Canceled Debt”), in exchange for ______ shares of the Company’s common stock (the “Shares”). The number of the Shares is equal to the Canceled Debt divided by $____1.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree as follows:

1. The Holder hereby agrees to surrender the Canceled Debt to the Company free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (collectively, “Claims”). After such cancellation, the Holder acknowledges and agrees that the Canceled Debt shall no longer be outstanding, and the Holder shall have no further rights with respect to repayment of the Canceled Debt. In consideration for the cancellation of the Cancelled Debt, the Company shall issue the Shares to the Holder promptly, but in no event more than two (2) business days after the date hereof.

[1]	At last equal to the lower of (i) the official closing price as reflected on Nasdaq.com immediately preceding signing or (ii) the average official closing price as reflected on Nasdaq.com for the five trading days immediately preceding signing.

2. The Holder hereby represents and warrants that the Holder owns the Note beneficially and of record, free and clear of all Claims. The Holder has never transferred or agreed to transfer the Note. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by the Holder will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to the Holder, or any breach of any agreement to which the Holder is a party, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to the Holder or the Holder’s assets, including, without limitation, the Holder’s equity interests in the Company.

3. At the request of the Company and without further consideration, the Holder will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign the Canceled Debt to the Company for cancellation.

4. This Agreement is a binding agreement and constitutes the entire agreement between the Parties with respect to the subject matter hereof.

5. This Agreement is binding upon and inures to the benefit of the successors and assigns of the Parties hereto.

6. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of law.

7. This Agreement may be executed in identical counterparts. Each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute a single document. Facsimile, emailed PDFs and electronic signatures shall be deemed originals.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Smart for Life, Inc.

By:
Name:	Darren Minton
Title:	Chief Executive Officer

[Name]

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